
                                                                                     EXHIBIT 12

                                         MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                         MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                         COMPUTATION OF RATIOS OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                 (dollars in thousands)


                              FOR THE THREE MONTHS ENDED          FOR THE THREE MONTHS ENDED
                                    June 30, 2009                      June 27, 2008
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III  FUNDING III,L.P.
                           ----------------- ---------------  ----------------- ----------------


Earnings                       $ 13,531           $ 15,767        $ 13,531           $ 15,819
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    13,125             13,531          13,125             13,531
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                   $ 13,125           $ 13,531        $ 13,125           $ 13,531
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17

                                         MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                         MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                         COMPUTATION OF RATIOS OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                 (dollars in thousands)


                              FOR THE SIX MONTHS ENDED          FOR THE SIX MONTHS ENDED
                                    June 30, 2009                      June 27, 2008
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III,L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $ 27,062           $ 31,538        $ 27,062           $ 31,650
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    26,250             27,062          26,250             27,062
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                   $ 26,250           $ 27,062        $ 26,250           $ 27,062
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17



